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                                                                    Exhibit 1.01


                                                                  EXECUTION COPY

                           NSM STEEL (DELAWARE), INC.
                             NSM STEEL COMPANY, LTD.

        $225,594,000 (Gross Proceeds) 12% Senior Mortgage Notes Due 2006

            $175,010,000 (Gross Proceeds) Representing 203,500 Units
                                  Consisting of
               12 1/4% Senior Subordinated Mortgage Notes Due 2008
                                      with
               Warrants to Purchase 128,834,356 Ordinary Shares of
                  Nakornthai Strip Mill Public Company Limited

                               PURCHASE AGREEMENT

                                                                   March 2, 1998

NATWEST CAPITAL MARKETS LIMITED
MCDONALD & COMPANY SECURITIES, INC.
PAINEWEBBER INCORPORATED
ECT SECURITIES CORP.
    c/o Gleacher NatWest Inc.
       660 Madison Avenue
          New York, N.Y. 10021

Dear Sirs:

      1. Introductory. NSM Steel (Delaware) Inc. ("NSM(Del)") and NSM Steel Company, Ltd. ("NSM Cayman" and, together with NSM (Del), the "Note Issuers"), propose, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") (i) $249,000,000 aggregate principal amount at maturity of 12% Senior Mortgage Notes Due 2006 (the "Senior Notes") and (ii) $175,010,000 (Gross Proceeds) representing 203,500 Units (the "Units"), each consisting of a $1,000 principal amount at maturity 12 1/4% Senior Subordinated Mortgage Note Due 2008 (collectively, the "Senior Subordinated Notes") with 633.09266 warrants (collectively, the "Warrants") each to purchase one ordinary shares, par value 10 Baht per share (collectively, "Ordinary Shares"), of Nakornthai Strip Mill Public Company Limited (the "Company" and, together with the Note Issuers, the "Issuers"). The Senior Notes and the Senior Subordinated Notes are collectively referred to herein as the "Offered Notes", and the Offered Notes, the Units and the Warrants are collectively referred to herein as the "Offered Securities". In connection with, and concurrently with the consummation of, the issuance and sale of the Offered Securities, the Issuers propose to

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consummate (i) a private placement consisting of U.S. $53,133,016 aggregate principal amount at maturity of 12 3/4% Subordinated Second Mortgage Debentures Due 2009 (the "Debentures") and (ii) private placements of 158,639,864 Ordinary Shares (the "Private Shares") in the aggregate. Capitalized terms used but not defined herein have the respective meanings specified therefor in the Offering Document (as defined below)).

      The Senior Notes will be irrevocably and unconditionally guaranteed (the "Senior Guaranty") as to principal, premium, interest and Additional Amounts (as defined in the Indentures (as defined below), if any, by the Company. The Senior Subordinated Notes will be irrevocably and unconditionally guaranteed (the "Senior Subordinated Guaranty" and, together with the Senior Guaranty, the "Guaranties") as to principal, premium, interest and Additional Amounts, if any, by the Company. The Senior Notes will be issued under an indenture dated as of March 1, 1998 (the "Senior Note Indenture"), among the Note Issuers, the Company and The Chase Manhattan Bank ("Chase"), as trustee (the "Senior Notes Trustee"). The Senior Subordinated Notes will be issued pursuant to an indenture, to be dated as of March 1, 1998 (the "Senior Subordinated Note Indenture" and, together with the Senior Note Indenture, the "Indentures"), among the Issuers and Chase, as trustee (the "Senior Subordinated Notes Trustee" and, together with the Senior Notes Trustee, the "Trustees"). The Warrants will be issued under a warrant agreement dated as of March 12, 1998 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent"). The United States Securities Act of 1933 is herein referred to as the "Securities Act".

      To secure their respective obligations under the Offered Notes, the Guaranties and the Security Documents (as defined in the Offering Document), on the date of original issue of the Offered Securities (the "Closing Date"): (i) NSM Cayman will charge to the Trustees (as defined) all its right, title and interest in all the shares of capital stock of NSM (Del) ("Pledged NSM (Del) Stock"); (ii) the Company will pledge and assign to Chase, as collateral agent (in such capacity, the "Collateral Agent") all its right, title and interest in the share capital of NSM Cayman ("Pledged NSM Cayman Stock" and, together with the Pledged NSM (Del) Stock, the "Pledged NSM Stock"); (iii) the Company will grant a mortgage in the land and buildings comprising the Mill, except the Co-Gen Facility; (iv) the Company will grant a security interest in the proceeds in the Offshore Reserve Account and the Notes DSR Account; (v) the Company will grant a pledge in all machinery and equipment located at the Mill, and later, for Registrable Machinery, converted to a machinery mortgage; (vi) the Company will grant an assignment and/or designation as co-beneficiary of insurance policies covering the Mill and an assignment of all reinsurance (the "Insurance Proceeds"); (vii) the Company will grant a conditional assignment in the rights and benefits under the Project Documents; (ix) the Company will grant a conditional assignment and pledge of the Operating Account, Revenue Account (including without limitation the Offshore Sub-account) and Notes Sinking Fund Account upon the terms set forth in a pledge of accounts agreement of even date herewith (the "Pledge of Accounts Agreement"), between the Company and the Collateral Agent; (x) the Company will grant a pledge of Permitted Investments; and (xi) the Company will grant an assignment of the Performance Bonds (the collateral described in clauses (iii)-(xi) above being herein referred to as the "Closing Date Collateral").

      The respective rights in the Closing Date Collateral of the holders of the Offered Notes the holders of the Debentures and the Thai lenders under the Bank Credit Facility, will be governed by the terms of a Security Sharing Agreement dated as of March 12, 1998 (the "Security Sharing Agreement"), among the Collateral Agent; the Book-Entry Depositary; the Company; the Industrial Finance Corporation of Thailand, Thai Farmers Bank Public Company Limited, Siam City Bank Public Company Limited, The Government Savings Bank, First Bangkok City Bank Public Company Limited, Nakornthon Bank Public Company Limited, SCF Finance and Securities Public Company Limited, Siam City Credit Finance and Securities Public Company Limited, IFCT Finance and Securities Public Company Limited and First City Investment

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Finance and Securities Public Company Limited (collectively, the "Thai
Lenders"); and the holders of the Debentures.

      The Issuers hereby agree, jointly and severally, with the several Purchasers as follows:

      2. Representations and Warranties of the Issuers. The Issuers represent and warrant to, and agree with, jointly and severally, the several Purchasers that:

            (a) A preliminary offering circular, a supplement to the preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Issuers. Such preliminary offering circular, supplemental offering circular and offering circular, as supplemented as of the date of this Agreement, together with any other document approved by the Issuers for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuers by any Purchaser through NatWest Capital Markets Limited ("NatWest") specifically for use therein, it being expressly understood and agreed that the only such information is that described as such in Section 7(b) hereto.

            (b) Each of the Issuers has been duly incorporated and is a validly existing corporation, in the case of NSM Cayman and NSM (Del), in good standing under the laws of its jurisdiction of incorporation, and in the case of the Company, with perpetual corporate existence under the laws of Thailand, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each of the Issuers is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where a failure to be so qualified would not individually or in the aggregate, have a material adverse effect on (i) the ability of the Note Issuers or the Company to perform its obligations under the Indentures, the Registration Rights Agreement, the Offered Securities, this Agreement, the Note Depositary Agreement, the Warrant Agreement, the Security Sharing Agreement, the Pledge of Accounts Agreement or the other Security Documents (collectively, the "Transaction Documents"), or (ii) the general affairs, management, business, financial condition, prospects or results of operations of the Mill or the Issuers (in either of the cases described in clauses (i) and (ii), a "Material Adverse Effect").

            (c) All of the outstanding shares of capital stock of the Issuers have been duly authorized and validly issued and are fully paid (other than shares of the Company newly issued, and expected to be paid for, on the Closing Date), nonassessable and not subject to any preemptive or similar rights granted by the Company and conform in all material respects to the description thereof contained in the Offering Memorandum.

            (d) Except for the Warrants, there are no, and as of the Closing Date there will

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                                                                               4


      be no, outstanding securities or obligations (together, "Convertible Securities") of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any of its subsidiaries, nor rights, warrants or options (collectively, "Rights") to subscribe for or purchase from the Company or any of its subsidiaries any such capital stock or any such Convertible Securities or obligations, nor obligations of the Company or any of its subsidiaries to issue Convertible Securities or Rights.

            (e) Each of the Indentures (including the Guaranties) and the Security Documents has been duly authorized; the Offered Notes, the Exchange Securities (as defined in the registration rights agreement of even date herewith among the Issuers and the Purchasers (the "Registration Rights Agreement")), the Registration Rights Agreement and the Debentures have been duly authorized; and, in the case of the Offered Notes, when delivered and paid for pursuant to this Agreement on the Closing Date, or, in the case of the Exchange Securities, when issued in exchange for the Offered Notes pursuant to the terms of the Registration Rights Agreement and the Indentures, each of the Indentures (including the Guaranties), the Registration Rights Agreement and the Security Documents will have been duly executed and delivered and will conform in all material respects to the description thereof contained in the Offering Document, such Offered Notes and Exchange Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Offering Document, and each of the Indentures (including the Guaranties), the Registration Rights Agreement and the Security Documents, and such Offered Notes and Exchange Securities will constitute valid and legally binding obligations of the Issuers, as the case may be, enforceable in accordance with their terms, except as (x) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and the defenses of set-off or counterclaim, and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (2) the validity and enforceability of any term of subordination of the Senior Subordinated Note Indenture. The Security Documents conform in all material respects to the description thereof contained in the Offering Document. On the Closing Date, upon the execution and delivery of the Security Sharing Agreement and upon delivery to the Collateral Agent of certificates evidencing the Pledged NSM Stock, the Security Sharing Agreement and the other Security Documents will subject to the registration of the mortgages of land, buildings and Registrable Machinery, create valid, first priority perfected security interests in the Pledged NSM Stock and the Closing Date Collateral securing the Offered Notes and the Guaranties in accordance with the terms thereof and the Pledged NSM Stock and the Closing Date Collateral will be free and clear of all liens, except those liens created by or pursuant to the Security Documents or as otherwise contemplated by the Security Sharing Agreement. The Pledged NSM Stock and the Closing Date Collateral for the Offered Notes and the Guaranties consist of all the real and personal property of the Issuers.

            (f) The Note Issuers have full power and authority to authorize, issue and sell the Debentures pursuant to the purchase agreement therefor (the "Debentures Agreement") and the Company has full power and authority to authorize, issue and sell the Private Shares pursuant to the subscription agreements therefor (the "Subscription Agreements"). Each of the Debentures Agreement and the Subscription Agreements has been duly

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      authorized by the Issuers party thereto and when duly executed and delivered by the Issuers (assuming due authorization, execution and delivery by the counterparties thereto), will be a valid and legally binding obligation of the applicable Issuers, enforceable against such Issuers in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) rights to indemnity and contribution thereunder may be limited by the federal securities laws of the United States of the securities laws of any State thereof or the policy underlying such laws.

            (g) The Note Depositary Agreement (as described in the Offering Document) has been duly authorized by the Issuers and when duly executed and delivered by the Issuers (assuming due authorization, execution and delivery by the Book-Entry Depositary), will be a valid and legally binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, except as (x) enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and the defenses of set-off or counterclaim, and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. With respect to the foregoing, the Issuers make no representation or warranty with respect to the indemnification provisions contained in the Note Depositary Agreement to the extent they are deemed by a court of law to be contrary to public policy.

            (h) The Warrant Agreement has been duly authorized by the Company; the Warrants have been duly authorized by the Company; and when the Warrants are delivered and paid for pursuant to this Agreement on the Closing Date, the Warrant Agreement will have been duly executed and delivered by the Company, such Warrants and the Warrant Agreement will conform in all material respects to the description thereof contained in the Offering Document and the Warrant Agreement and the Warrants will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as (x) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) rights to indemnity and contribution thereunder may be limited by the federal securities laws of the United States or the securities laws of any State thereof or the public policy underlying such laws.

            (i) The Company has full power and authority to execute, deliver and perform its obligations under the Management Agreement, the Shareholders Agreement, the SDI Agreement, the Agency Agreement, the SDI License Agreement, the Off-Take Agreements, the Sriarcha Harbor Agreement, the New Employment Agreement, the Working Capital Credit Facility, the Coal Supply Agreement and the Iron Ore Fines Supply Agreement (each as described in the Offering Document and collectively, the "Project Documents"). Each of the Project Documents has been duly authorized by the Company and when duly executed and delivered by the Company (assuming due authorization, execution and delivery by the counterparties thereto), will be a valid and

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      legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and the defense of set-off or counterclaim and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The statements in the Offering Document insofar as they describe the provisions of the Project Documents constitute fair summaries thereof, accurate in all material respects.

            (j) The Warrants are convertible into the underlying Ordinary Shares in accordance with their terms; such underlying shares initially issuable upon exercise of such Warrants have been duly authorized and reserved for issuance upon such exercise and, when issued upon such exercise, will be validly issued, fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Document; the Private Shares have been duly authorized and, when issued on the Closing Date, will be validly issued, fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive or similar rights with respect to the Warrants, the underlying Ordinary Shares or the Private Shares.

            (k) The Pledge of Accounts Agreement has been duly authorized by the Company and when duly executed and delivered by the Company, will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (l) Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4, no consent, approval, authorization, permission, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Issuers and the issuance of the Guaranties by the Company, or for the execution, delivery and performance of any of the Indentures, the Security Documents (including the exercise by the Collateral Agent of the rights and remedies granted to it under any of the Security Documents), the Warrant Agreement, the Security Sharing Agreement, this Agreement, the Registration Rights Agreement, the Debentures Agreement, the Subscription Agreements or the Project Documents except such as may be required under state securities laws and except for such filings with the Securities and Exchange Commission (the "Commission") as are required in connection with the Registration Rights Agreement, and except for the filing and registration of the mortgage of land and buildings comprising the Mill and the filing and registration of the mortgage of Registrable Machinery (as defined in the Offering Document) with the local Land Office in Thailand and except for the exchange control approval from the authorized agent of the Bank of Thailand with respect to the purchase and remittance of foreign currency out of Thailand and except for those the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse

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      Effect nor have a material adverse effect on the ability of the Note
      Issuers or the Company to perform its obligations under the Debentures Agreement, the Subscription Agreements or the Project Documents.

            (m) Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Issuers, and is enforceable in accordance with its terms, except (x) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) rights to indemnity and contribution thereunder may be limited by the federal securities laws of the United States or the securities laws of any State thereof or the public policy underlying such laws.

            (n) The execution, delivery and performance of the Indentures (including the Guaranties), the Warrant Agreement, the Security Sharing Agreement, this Agreement, the Registration Rights Agreement, the Pledge of Accounts Agreement, the other Security Documents, the Debentures Agreement, the Subscription Agreements and the Project Documents and the issuance and sale of the Offered Securities, the Debentures and the Private Shares and compliance with the terms and provisions of each of the foregoing will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) assuming compliance with all applicable securities or "blue sky" laws of the United States or any state thereof and assuming the accuracy of the representations and warranties of the Purchasers in Section 4, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuers or any of their respective properties, (ii) assuming execution and delivery of the Thai Lenders of the CFA Amendment and the release of the liens in connection therewith, any agreement or instrument to which any of the Issuers is a party or by which any of the Issuers is bound or to which any of the properties of the Issuers is subject, except such breaches, violations, or defaults that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (iii) the charter, bylaws or memorandum and articles of association of the Issuers; and each of the Issuers has full power and authority to authorize, issue and sell the Offered Securities, and the Company has full power and authority to authorize and issue the Guaranties, as contemplated by this Agreement and the Offering Document.

            (o) No material amounts of withholding tax imposed under the laws of Thailand or the Cayman Islands will be payable in respect of the issuance and sale to the Purchasers of the Offered Securities as contemplated by this Agreement, including the payment or crediting of any discount, commission or fee to any Purchaser, or the resale of the Offered Securities by the Purchasers to U.S. residents; except that interest payments under the Notes paid from or in Thailand may be subject to withholding tax at the rate of 15%, in which case the Company will pay Additional Amounts as may be necessary so that every net payment of the principal of and interest on the Notes paid to the holder thereof will not be less than the amount provided for in such Notes to be then due and payable. The provisions in relation to the obligation of the Company to pay Additional Amounts in respect of withholding tax are valid and enforceable under Thai law.

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            (p) No stamp duty, registration or documentary taxes, duties or similar charges are payable under the laws of Thailand or the Cayman Islands in connection with the creation, issuance, sale and delivery to the Purchasers of the Offered Securities or the authorization, execution and delivery of the Transaction Documents, the Debentures Agreement, the Subscription Agreements or the Project Documents to which the Issuers are a party or the resale of the Offered Securities by the Purchasers to U.S. residents, except (i) for the transfer of Warrants, if the instrument of transfer is executed in Thailand, (ii) the Transaction Documents, if they are executed in, or after execution brought within, the jurisdiction of the Cayman Islands and (iii) the Management Agreements, under which fees payable will be subject to stamp duty in Thailand at the rate of 0.1%.

            (q) All security interests (including security interests of the Thai Lenders) in the Closing Date Collateral, other than those created pursuant to the Security Documents or contemplated by the Security Sharing Agreement, will have been terminated and released on or prior to the Closing Date except where the failure to so terminate or release does not affect the validity of the Security Documents or the practical realization of the rights and benefits intended to be afforded thereby.

            (r) At the Closing Date, each of the Issuers will have good and marketable title to all properties and assets described in the Offering Document as owned by them, in each case free from liens, encumbrances and defects (other than such liens, encumbrances and defects created under the Security Documents or contemplated by the Security Sharing Agreement) that would affect the value thereof or interfere with the use made or to be made thereof by them, except as described in the Offering Document or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or defaults would not, individually or in the aggregate, have a Material Adverse Effect.

            (s) Each of the Issuers possesses (or, if not currently required to possess, has submitted applications for) all adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated, or contemplated in the Offering Document to be operated, by them and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, except for those the failure of which to obtain would not individually or in the aggregate, have a Material Adverse Effect.

            (t) Except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Issuers is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws; and neither the Note Issuers nor the Company are aware of any pending investigation which might lead to such a claim.

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                                                                               9


            (u) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Issuers or any of their respective properties that, if determined adversely to the Issuers, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuers to perform their respective obligations under the Debentures Agreement, the Subscription Agreements or the Project Documents, or which are otherwise material in the context of the sale of the Offered Securities, the Debentures or the Private Shares; and no such actions, suits or proceedings are threatened or, to the Issuers' knowledge, contemplated.

            (v) The assumptions used in preparing, and the estimates disclosed in, the forecasted financial information in the Offering Document under the caption "Certain Financial Projection Information" have been properly compiled on the bases described therein and are based on good faith estimates and assumptions believed by the Issuers to be reasonable as of the date hereof, it being recognized that such financial projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may vary from the projected results and such variations may be material.

            (w) There has occurred no development or event involving a prospective material adverse change in the condition (financial or other), business, properties or results of operations of the Mill or the Issuers taken as a whole from that set forth in the Offering Document, and there has been no dividend or distribution of any kind declared, paid or made by the Issuers on any class of their respective capital stock.

            (x) None of the Issuers is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), nor are any of them a closed-end investment company required to be registered, but not registered, thereunder; and none of the Issuers is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be, an "investment company" as defined in the Investment Company Act.

            (y) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

            (z) Assuming the accuracy of the representations and warranties of the Purchasers in Section 4, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and prior to the effectiveness of a registration statement as contemplated in the Registration Rights Agreement, it is not necessary to qualify an indenture in respect of the Offered Notes under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (aa) Assuming the accuracy of the representations and warranties of the

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                                                                              10


      Purchasers in Section 4, neither the Issuers nor any of their affiliates, nor any person acting on their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. Assuming the accuracy of the representations and warranties of the Purchasers in Section 4, the Issuers, their affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Issuers have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

            (bb) The proceeds to the Note Issuers from the offering of the Offered Securities, the Debentures and the Private Shares will be used as described in the Offering Document.

            (cc) Peat Marwick Suthee Limited ("KPMG"), a member firm of KPMG Peat Marwick, are independent certified public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations. The historical financial statements (including the related notes and supporting schedules) contained in the Offering Document comply in all material respects with the applicable requirements under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); such financial statements have been prepared in accordance with generally accepted accounting principles in Thailand ("Thailand GAAP") consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Document under the headings "Summary--Summary Financial and Pro Forma Information," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Conditions" and "Management--Compensation of Directors and Executive Officers" are derived from the accounting records of the Company and fairly present the information purported to be shown thereby. The historical financial and statistical information and data included in the Offering Document are, in all material respects, fairly presented. Notes 20 and 21 of the historical financial statements included in the Offering Document present fairly all adjustments necessary to reconcile the financial statements to United States generally accepted accounting principles ("US GAAP") and include and present fairly all other material disclosures required by US GAAP.

            (dd) The Issuers maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Thai GAAP and US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
      (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (ee) The Company maintains, or will obtain pursuant to the provisions of the Security Documents, with reputable insurance companies, insurance on the Closing Date Collateral and substantially all of its other insurable property, in such amounts and against such risks as is normally carried by corporations engaged in the same or similar businesses in the Kingdom of Thailand as the Company. All such policies are only subject to deductibles and exclusions which are typical for similarly situated companies. The Company has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

            (ff) The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary to carry on its business as presently conducted, except where the failure to own or possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, have a Material Adverse Effect.

            (gg) No labor disturbance by or dispute with the employees of the Company exists or, to the best knowledge of the Company, is contemplated or threatened that, individually or in the aggregate, would have a Material Adverse Effect.

            (hh) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Offered Securities and to the other transactions related thereto as described in the Offering Document) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, and (ii) assuming the sale of the Offered Securities as contemplated by this Agreement and the Offering Document, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            (ii) The Company does not do business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

            (jj) No forward-looking statement (within the meaning of Section 27A of the

      Securities Act and Section 21E of the Exchange Act) contained in the Offering Document has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

            (kk) Neither the Company nor any of its subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Offered Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

            (ll) Since the date as of which information is given in the Offering Document, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the financial condition or in the earnings, business affairs, management or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business or in relation to a transaction between the Company and the Note Issuers, (iii) neither the Company nor any of its subsidiaries has entered into any material transaction other than in the ordinary course of business or in relation to a transaction between the Company and the Note Issuers and (iv) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (mm) The Company and each of the Note Issuers has the power to submit, and pursuant to this Agreement and the Indentures, has legally, validly, effectively and irrevocably submitted to the jurisdiction of any U.S. Federal or state court in the Borough of Manhattan in The City of New York, New York, and has the power to designate, appoint and empower and, pursuant to this Agreement and the Indentures has, or in the case of the Indentures will have, legally, validly, effectively and irrevocably designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Indentures in any U.S. Federal or state court in the Borough of Manhattan in The City of New York, as provided in Section 15 hereof and in the Indentures; provided, however, that, in Thailand, no statutory law or judicial precedent is directly applicable in respect of the submission to the jurisdiction of a court of any authority outside Thailand, and the validity and binding effect of such submission by the Company to the jurisdiction of a foreign court and the waiver to objections to forum is therefore uncertain.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the (i) Note Issuers agree to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Note Issuers, at a purchase price of 90.60% of the principal amount at maturity thereof plus accrued interest and any increase in Accreted Value (if any) thereon from March 12, 1998, to the Closing Date, the respective principal amounts of Senior Notes set forth opposite the names of the several Purchasers in Schedule A hereto and (ii) the Issuers agree to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuers, at a purchase price of $860 per Unit plus accrued interest and any increase in Accreted Value (if any) thereon from March 12, 1998, to the Closing Date, the respective number of Units set forth opposite the names of the several Purchasers in Schedule A hereto.

      The Issuers will deliver against payment of the purchase price the Offered Securities in the form of one or more registered global securities in global form (the "Global Securities") deposited with The Chase Manhattan Bank as Book-Entry Depositary pursuant to the terms of the Note Depository Agreement, and registered in the name of the Book-Entry Depositary, or its nominee. The Book-Entry Depositary will issue one or more certificateless depositary interests to the Depositary Trust Company ("DTC"). Upon confirmation by DTC that the Book-Entry Depositary has custody of the Global Securities and upon acceptance by DTC of the certificateless depositary interest pursuant to the applicable Letter of Representations, DTC will record beneficial interests in the Global Securities. Beneficial interests in the Offered Securities will be shown on, and transfers thereof will be affected only through, records maintained in book-entry form by DTC and its participants, including, as applicable, Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Eurodollar System and Cedel Bank, societe anonyme. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account previously designated to NatWest by the
Note Issuers at a bank acceptable to NatWest, at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019-7475 at 10:00 A.M. (New York time), on March 12, 1998, or at such other time not later than seven full business days thereafter as NatWest and the Note Issuers may agree, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for the Book-Entry Depositary of the Global Securities representing all the Offered Securities. The Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore or at such other location as NatWest and the Issuers shall agree at least 24 hours prior to the Closing Date.

      4. Representations by Purchasers; Resale by Purchasers.

            (a) Each Purchaser severally represents and warrants to the Issuers that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation
      S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

      Terms used in this subsection (b) have the meanings given to them by Regulation S.

            (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Note Issuers.

            (d) Each Purchaser severally agrees that it and each of its affiliates have not and will not solicit offers for an offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

            (e) Each of the Purchasers severally agrees that they have and will solicit offers for the Offered Securities only from, and will offer the Offered Securities only to (A) in the case of offers inside the United States, (x) persons whom the Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Purchasers to be Accredited Investors that, prior to their purchase of the Offered Securities, deliver to the Purchasers a letter containing the representations and agreements set forth in Section 2 above and (B) in the case of offers outside the United States, to person other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Offered Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Offering Document.

            (f) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and
      (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in
      Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

            (g) Each Purchaser severally agrees that the source of funds being used by it to acquire the Offered Securities does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

            (h) Each of the Purchasers severally agrees to comply with the applicable provisions of Rule 144A and Regulation S under the Act. Each of the Purchasers hereby acknowledge and the Issuers and the Company and, for purposes of the opinions to be delivered to the Purchasers pursuant to
      Section 6(b) hereof, counsel to the Company and Note Issuers will rely upon the accuracy and truth of the representations contained in this
      Section 4 and each of the Purchasers hereby consent to such reliance.

            (i) Each of the Purchasers severally agrees that it has not made, and will not make, on behalf of NSM Cayman any invitation to the public in the Cayman Islands to subscribe for any of the Offered Securities.

      5. Certain Agreements of the Issuers. The Issuers agree, jointly and severally, with the several Purchasers that:

            (a) The Issuers will advise NatWest promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without NatWest's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuers promptly will notify NatWest of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission. Neither NatWest's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
      Section 6 hereto.

            (b) The Issuers will furnish to NatWest copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as NatWest reasonably requests, and the Issuers will furnish to NatWest on the Closing Date seven copies of the Offering Document signed by a duly authorized officer of each of the Issuers. At any time when any of the Issuers is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Issuers will promptly furnish or cause to be furnished to each of the Purchasers upon request and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuers will pay the expenses of printing and distributing to the Purchasers all such documents.

            (c) The Issuers will cooperate with NatWest in arranging for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as NatWest designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that neither of the Issuers nor any of the Company will be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or subject itself to taxation in excess of a nominal dollar amount in any state where it is not then so subject.

            (d) During the period of five years after the Closing Date, the Issuers will furnish, upon request, to NatWest and to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Issuers will furnish, upon request, to NatWest and to each of the other Purchasers
      (i) as soon as available, a copy of each report or financial statement furnished to or filed with the Commission or any securities exchange on which any class of securities of either of the Issuers is listed, and (ii) from time to time, such other information concerning the Issuers as NatWest may reasonably request.

            (e) During the period of two years after the Closing Date, the Issuers will, upon request, furnish to NatWest, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

            (f) During the period of two years after the Closing Date, the Issuers will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.

            (g) None of the Issuers will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, or is, or will be or become, a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

            (h) The Issuers will pay all expenses (together with VAT where applicable) incidental to the performance of their obligations under this Agreement, the Registration Rights Agreement, the Indentures, the Note Depositary Agreement, the Security Documents and the Warrant Agreement, including (i) the fees and expenses of the Trustees, the Book-Entry Depositary, the Collateral Agent, the Warrant Agent and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indentures, the Note Depositary Agreement, the Security Documents, the Warrant Agreement, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of qualifying the Offered Securities for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market and the approval of the Offered Securities for book-entry transfer by DTC, and, in each case, any expenses incidental thereto; and (iv) the cost of any advertising approved by the Issuers in connection with the issue of the Offered Securities. The Issuers will also pay or reimburse the Purchasers (to the extent incurred by them) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as NatWest designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for all travel expenses of the Purchasers', the Note Issuers' and the Company's officers and employees and any other expenses of the Purchasers, the Note Issuers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers and for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers.

            (i) In connection with the offering, until NatWest shall have notified the Issuers and the other Purchasers of the completion of the resale of the Offered Securities, neither the Issuers nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates have a beneficial interest in any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither the Issuers nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

            (j) The Issuers will indemnify and hold harmless the Purchasers against any documentary, stamp or similar issuance tax imposed by Thailand, the Cayman Islands or the United States (or any State thereof), including any interest and penalties, on the creation, issuance and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Issuers hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by Thailand or the Cayman Islands unless the Issuers are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuers shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided that the Issuers shall not pay such additional amounts with respect to any taxes, duties or charges that would be required to be withheld or deducted that would not have been imposed (i) but for the existence of any present or former connection between the payee and Thailand or the Cayman Islands, as the case may be, other than the issuance and sale of the Offered Securities; or (ii) to the extent that such taxes, duties or charges that would be required to be withheld or deducted could have been reduced or eliminated by a payee's providing a document, form or certificate at the request of the Issuers to the Issuers or to the relevant tax authority.

            (k) The Issuers will cause each Offered Security to bear the legend set forth in the form of note attached as Exhibit 1 to the Rule 144A/Regulation S Appendix to each Indenture or the form of warrant attached as Exhibit A to the Warrant Agreement, as the case may be, until such legend shall no longer be necessary or advisable because the Offered Securities are no longer subject to the restrictions on transfer described therein.

            (l) The proceeds to the Note Issuers from the offering of the Offered Securities will be used as described in the Offering Document.

      6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuers herein, to the accuracy of the statements of officers of the Issuers made pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder and to the satisfaction as of the Closing Date of the following additional conditions precedent:

            (a) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of NatWest, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Mill or the Issuers which, in the judgment of NatWest, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of either of the Note Issuers or any of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
      Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of either of the
      Note Issuers or any of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, or any setting of minimum prices for trading on such exchange or such market, or any suspension of trading of any securities of the Company or of either of the Note Issuers or any of their respective subsidiaries on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal, New York or Thailand authorities; or (E) any outbreak or escalation of major hostilities in which the United States or Thailand is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of NatWest, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

            (b) The Purchasers shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Purchasers), dated the Closing Date, of:

                  (i) White & Case L.L.P., counsel for the Issuers,
            substantially to the effect that:

                        (A) NSM (Del) has been duly incorporated, is validly
                  existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Document and to own, lease and operate its properties;

                        (B) NSM (Del) is duly qualified and is in good standing
                  as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect;

                        (C) all the outstanding shares of capital stock of NSM
                  (Del) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                        (D) assuming due authorization by NSM Cayman and the
                  Company, the Offered Securities and the Exchange Securities have been duly authorized and, in the case of the Offered Securities, when executed and authenticated in accordance with the provisions of the Indentures and the Warrant Agreement and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, or, in the case of the Exchange Securities, when issued in exchange for the Offered Notes pursuant to the terms of the Registration Rights Agreement and the Indentures, will be entitled to the benefits of the Indentures, the Note Depositary Agreement and the Warrant Agreement, as applicable, and will be valid and binding obligations of the Note Issuers and the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and
                  (z) except as rights to indemnity and contributions thereunder may be limited by state or federal securities laws or the public policy under such laws;

                        (E) assuming the Guaranties have been duly authorized
                  and executed by the Company and, assuming due authentication of the Offered Securities by the Trustees and upon payment and delivery in accordance with this Agreement, the Guaranties will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indentures and enforceable against the Company in accordance with their terms, except as (x) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) except as rights to indemnity and contributions thereunder may be limited by state or federal securities laws or the public policy under such laws;

                        (F) the Indentures and the Note Depositary Agreement
                  have been duly authorized, executed and delivered by NSM (Del) and, assuming they have been duly authorized, executed and delivered by NSM Cayman and the Company, are valid and binding agreements of the Issuers, enforceable against the Note Issuers and the Company in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) except as rights to indemnity and contributions thereunder may be limited by state or federal securities laws or the public policy under such laws;

                        (G) this Agreement has been duly authorized, executed
                  and delivered by NSM (Del);

                        (H) the Registration Rights Agreement has been duly
                  authorized, executed and delivered by NSM (Del) and, assuming due authorization, execution and delivery by NSM Cayman and the Company, is a valid and binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (z) except as to rights to indemnity and contribution hereunder may be limited by state or federal securities laws or the public policy under such laws;

                        (I) the terms of the Offered Securities, the Indentures,
                  the Note Depositary Agreement, the Registration Rights Agreement and the Warrant Agreement conform in all material respects to the descriptions thereof contained in the Offering Document under the headings "Description of Notes and Guaranties", "Description of the Units", "Description of the Note Depositary Agreement; Delivery; Form", "Exchange Offer and Registration Rights", and "Description of the Warrants";

                        (J) the execution, delivery and performance of this
                  Agreement, the Indentures, the Warrant Agreement, the Offered Securities and the other Transaction Documents to which it is a party by NSM (Del), compliance by NSM (Del) with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any material agreements of NSM (Del) (which material agreements may be set forth in an officer's certificate of NSM (Del) attached to such opinion) or the charter, by-laws, memorandum and articles of association, as the case may be, of NSM (Del), except such breaches, violations or defaults that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect;

                        (K) no further consent, approval, authorization, or
                  order of, or filing with any Federal, New York or Delaware governmental agency or body or any court is required for the Transaction Documents in connection with the issuance and sale of the Offered Securities by NSM (Del), except that may be required under the blue sky laws of any United States jurisdiction in connection with the offer and distribution of the Offered Securities by the Purchasers;

                        (L) to such counsel's knowledge, there are no legal or
                  governmental proceedings pending in any U.S. federal court located in the State of New York or Delaware or in any New York State court or before any U.S. federal or New York State or Delaware governmental authority to which the Note Issuers and the Company or any of its subsidiaries is a party or to which any of their respective properties are subject, which might result, singly or in the aggregate, in a Material Adverse Effect;

                        (M) NSM (Del) has the power to submit, and has taken all
                  necessary corporate action to submit, to the jurisdiction of any Federal or state court in the Borough of Manhattan, The City of New York, New York, and to appoint CT Corporation of New York as its authorized agent for the purposes and to the extent described in Section 15 of this Agreement and in the Indentures.

                        (N) no registration under the Securities Act of the
                  Offered Securities is required for the sale of the Offered Securities to the Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that (i) the Purchaser is a QIB, IAI or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Purchaser's representations and agreements contained in Section 4 of this Agreement, (iii) the accuracy of the representations of the Note Issuers set forth in Sections 2(aa), 2(bb) and 2(dd) and the compliance by the Issuers with their agreements in Section 5 of this Agreement;

                        (O) such counsel has no reason to believe that, as of
                  the date of the Offering Document or as of the Closing Date, the Offering Document, as amended or supplemented (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no belief), if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (P) none of the Note Issuers or the Company is an
                  open-end investment company, unit investment trust or face amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, nor are any of them a closed-end investment company required to be registered, but not registered, thereunder; and neither of the
                  Note Issuers are, nor the Company is, and, after giving effect to the offering and sale of the Offered Securities and the application of the net proceeds thereof as described in the Offering Document, will not be, an "investment company" as such term is defined in the Investment Company Act;

                        (Q) to the best of such counsel's knowledge, except as
                  described in the Offering Document, there are no contracts, agreements or understandings between the Note Issuers and any person granting such person the right to require the Note Issuers to file a registration statement under the Securities Act with respect to any securities of the Note Issuers or to require the Note Issuers to include such securities with the Securities registered pursuant to any Registration Statement (as defined in the Registration Rights Agreement);

                        (R) neither the execution, delivery or performance by
                  the Note

                  Issuers of this Agreement nor the issuance or sale of the Offered Securities under the circumstances contemplated by this Agreement nor the use of proceeds in the manner contemplated by the Offering Document will violate Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

                        (S) the Indentures comply as to form in all material
                  respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Offered Notes to the Purchasers in the manner contemplated by this Agreement or in connection with the resales to certain QIBs, or to IAIs, to qualify the Indenture under the TIA;

                        (T) the statements contained in the Offering Document
                  under the caption "Tax Considerations United States Federal Income Taxation," to the extent that they constitute summaries of matters of United States federal income tax law and legal conclusions with respects thereto, are accurate in all material respects;

                        (U) the Security Documents, to the extent Collateral is
                  located in the United States, conform in all material respects to the description thereof contained in the Offering Document under the heading "Security Arrangements";

                        (V) on the Closing Date, upon the execution and delivery
                  of the Security Sharing Agreement, the Security Sharing Agreement and the other Security Documents will create a valid and perfected security interest in the Collateral consisting of Accounts, Financial Assets (as defined in the Security Agreements) credited to the Accounts, and the Security Entitlements (as defined in the Security Agreements) of the respective grantors therein. Such security interest in such Collateral will be subject to no prior security interest, lien, charge or encumbrance.

            The opinion of White & Case L.L.P. described in Section 6(b)(i) above shall be rendered to the Purchasers at the request of the Note Issuers and shall so state therein. In giving such opinion with respect to the matters covered by Section 6(b)(i)(O), counsel for the Note Issuers may state that their opinion and belief are based upon their participation in the preparation of the Offering Document and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (ii) Maples and Calder, Asia, counsel for the Issuers,
            substantially to the effect that:

                        (A) NSM Cayman has been duly incorporated, is validly
                  existing as a corporation in good standing under the laws of the Cayman Islands and has the corporate power and authority to carry on its business as described in the Offering Document and to own, lease and operate its properties;

                        (B) NSM Cayman is duly qualified and is in good standing
                  as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                        (C) all the outstanding shares of capital stock of NSM
                  Cayman has been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                        (D) all the shares of capital stock of NSM (Del) owned
                  by NSM Cayman are owned free and clear of any Lien;

                        (E) as of the Closing Date, NSM Cayman owns 100% of the
                  outstanding shares of NSM (Del);

                        (F) the Offered Securities and the Exchange Securities
                  have been duly authorized by NSM Cayman;

                        (G) the Indentures and the Note Depositary Agreement
                  have been duly authorized, executed and delivered by NSM
                  Cayman;

                        (H) the Registration Rights Agreement has been duly
                  authorized, executed and delivered by NSM Cayman;

                        (I) the execution, delivery and performance of this
                  Agreement, the Indentures, the Warrant Agreement, the Offered Securities and the other Transaction Documents to which it is a party, by NSM Cayman, compliance by NSM Cayman with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any material agreements of NSM Cayman (which material agreements may be set forth in an officer's certificate of NSM Cayman attached to such opinion) or the charter, by-laws, memorandum and articles of association, as the case may be, of NSM Cayman or any of its subsidiaries, except such breaches, violations or defaults that would not reasonably be expected to result in, individually or in the aggregate, a material adverse affect;

                        (J) no further consent, approval, authorization, or
                  order of, or filing with any Cayman Islands governmental agency or body or any court is required for the Transaction Documents in connection with the issuance and sale of the Offered Securities by the Company;

                        (K) to such counsel's knowledge there is no legal or
                  governmental proceedings pending or threatened to which the
                  Note Issuers and the Company or any of its subsidiaries is or could be a party or to which any of their respective properties are or could be subject, which might result, singly or in the aggregate, in a material adverse effect or is reasonably likely to materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents;

                        (L) NSM Cayman has the power to submit, and has taken
                  all necessary corporate action to submit, to the jurisdiction of any Federal or state court in the Borough of Manhattan, The City of New York, New York, and to appoint CT Corporation of New York as its authorized agent for the purposes and to the extent described in Section 15 of this Agreement and in the Indentures.

                        (M) assuming that (A) the Trustees have, at the Closing
                  Date, possession of the certificates representing the Pledged NSM (Del) Stock in the State of New York and maintain continuous possession of such Pledged NSM (Del) Stock, (B) the Collateral Agent has, at the Closing Date, possession of the certificates representing the Pledged NSM Cayman Stock in the State of New York and maintains continuous possession of such Pledged NSM Cayman Stock and (C) the Trustees are entering into the Indentures and the Purchasers are purchasing, the Offered Securities in good faith without notice of any adverse claim to such Pledged NSM Stock, then after giving effect to such purchase at the Closing Date, the Collateral Agent has or the Trustees have, as the case may be, a valid and perfected security interest, for the benefit of the holders of the Notes (as defined in the Indentures), in all right, title and interest of NSM Cayman (with respect to the shares of NSM
                  (Del)), in and to such Pledged NSM Stock, which security interest has priority over any other security interest in the Pledged NSM Stock;

                        (N) no withholding tax imposed under the laws of the
                  Cayman Islands will be payable in respect of the issuance and sale to the Purchasers of the Securities as contemplated by this Agreement, including the payment or crediting of any discount, commission or fee to any Purchaser, or the resale of the Securities by the Purchaser to U.S. residents;

                        (O) no stamp duty, registration or documentary taxes,
                  duties or similar charges are payable under the laws of the Cayman Islands in connection with the creation, issuance, sale and delivery to the Purchasers of the Offered Securities or the authorization, execution and delivery of this Agreement, the Offered Securities or the Transaction Documents to which the Note Issuers and the Company is a party or the resale of the

                  Offered Securities by the Purchasers to U.S. residents;

                        (P) a court of competent jurisdiction in the Cayman
                  Islands (a "Cayman Court") would give effect to the choice of law of the State of New York ("New York Law") as the governing law of the Transaction Documents and the Offered Securities;

                        (Q) a Cayman Court would give effect to the appointment
                  by the Company of CT Corporation System of New York as its agent to receive service of process in the United States of America under the Indentures, the Warrant Agreement and this Agreement and to the provisions in the Indentures, the Warrant Agreement and this Agreement whereby the Note Issuers submit to the non-exclusive jurisdiction of a New York Court; and

                  (iii) White & Case (Thailand) Limited, counsel for the
            Company, substantially to the effect that:

                        (A) the Company has been duly incorporated, is validly
                  existing as a corporation with perpetual corporate existence under the laws of Thailand and has the corporate power and authority to carry on its business as described in the Offering Document and to own, lease and operate its properties;

                        (B) all the Ordinary Shares to be issued in connection
                  with the Transactions have been duly authorized and, when issued, will be validly issued and fully paid and not subject to any preemptive or similar rights;

                        (C) as of the Closing Date, the Company owns 100% of the
                  outstanding shares of NSM Cayman;

                        (D) all the issued and outstanding shares of each of the
                  Company's subsidiaries are owned, directly or through subsidiaries, by the Company free and clear of any Lien (other than the Liens created by the Security Documents);

                        (E) the Offered Securities and the Exchange Securities,
                  to the extent authorization of their issuance or the guarantee of their obligations requires action by the Company, have been duly authorized by the Company;

                        (F) the Guaranties have been duly authorized and
                  executed by the Company;

                        (G) the Security Documents, to the extent Collateral is
                  located in Thailand, conform in all material respects to the description thereof contained in the Offering Document under the heading "Security Arrangements";

                        (H) on the Closing Date, upon the execution and delivery
                  of the Security Sharing Agreement, the Security Sharing Agreement and the other Security Documents will create valid, perfected and enforceable security interests in the Closing Date Collateral, (subject to the filing and registration of land and buildings, Registrable Machinery with the Central Marketing Office in Thailand and provided that the Book-Entry Depositary is the pre-registered holder of the Offered Notes, securing the Offered Notes, Exchange Securities and the Guaranties in accordance with the terms thereof and the Pledged NSM Stock and the Closing Date Collateral will be free and clear of all liens, except those liens created by or pursuant to the Security Documents or such liens which would not, individually or in the aggregate, materially interfere with the liens created under the Security Documents; provided, however, that the Civil and Commercial Code of Thailand and the Bankruptcy Act of Thailand expressly prescribe the rank of creditors, and such prescribed rank cannot be varied by any contractual arrangement. There is no reported Supreme Court judgment as to the legal validity of similar type of arrangements to those under the terms of subordination of indebtedness as specified in the Notes;

                        (I) the Indentures, the Note Depositary Agreement and
                  the Warrant Agreement have been duly authorized, executed and delivered by the Company;

                        (J) the Registration Rights Agreement has been duly
                  authorized, executed and delivered by the Company;

                        (K) the Project Documents have been duly authorized,
                  executed and delivered by the Company and (assuming due authorization, execution and delivery by the counterparties thereto) constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (x) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The statements in the Offering Document insofar as they describe the provisions of the Project Documents constitute fair summaries thereof, accurate in all material respects.

                        (L) the Warrants are convertible into the underlying
                  ordinary shares of the Company ("Ordinary Shares") in accordance with their terms; such underlying shares initially issuable upon exercise of such Warrants have been duly authorized and reserved for issuance upon such exercise and, when issued upon such exercise, will be validly issued, fully paid; the Private Shares have been duly authorized and validly issued, are fully paid and conform in all material respects to the description thereof contained in the Offering Document; and, to the knowledge of such counsel, the shareholders of the Company have no preemptive or similar rights with respect to the Warrants, the underlying Ordinary Shares or the Private Shares;

                        (M) the execution, delivery and performance of this
                  Agreement, the Indentures, the Warrant Agreement, the Offered Securities and the other Transaction Documents by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any material agreements of the Company (which material agreements may be set forth in an officer's certificate of the Company attached to such opinion) or the charter, by-laws, memorandum and articles of association, as the case may be, of the Company or any of its subsidiaries, except such breaches, violations or defaults that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Affect;

                        (N) although there is no Thai law or judicial precedent
                  directly applicable to the issue, such counsel believes that the indemnification and contribution provisions set forth in
                  Section 7 of this Agreement do not contravene the public order or good morals of the people of Thailand;

                        (O) except as disclosed in the Offering Document, to
                  such counsel's knowledge there is no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective properties are or could be subject, which might result, singly or in the aggregate, in a material adverse effect or is reasonably likely to materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents;

                        (P) based solely on an attached Officer's Certificate,
                  the Company has good and valid title in and to the land and buildings comprising the Mill, free and clear of Liens (subject, however, only to any Lien that may be created by or pursuant to the Security Documents);

                        (Q) the Company has the power to submit, and has taken
                  all necessary corporate action to submit, to the jurisdiction of any Federal or state court in the Borough of Manhattan, The City of New York, New York, and to appoint CT Corporation of New York as its authorized agent for the purposes and to the extent described in Section 15, of this Agreement and in the Indentures;

                        (R) such counsel has no reason to believe that, as of
                  the date of
                  the Offering Document or as of the Closing Date, the Offering Document, as amended or supplemented (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no belief), if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (S) no stamp duty, registration or documentary taxes,
                  duties or similar charges are payable under the laws of Thailand in connection with the creation, issuance, sale and delivery to the Purchasers of the Offered Securities or the authorization, execution and delivery of this Agreement, the Offered Securities or the Transaction Documents to which the
                  Note Issuers and the Company is a party or the resale of the Offered Securities by the Purchasers to U.S. residents, except for the transfer of Warrants if the instrument of transfer is executed in Thailand;

                        (T) neither the Company nor the Note Issuers, nor any of
                  their respective assets, are entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Thailand;

                        (U) it is not necessary (A) in order to enable the
                  Purchasers to exercise or enforce their rights under this Agreement in Thailand, (B) to enable the Collateral Agent, the Book-Entry Depositary the Trustee or any holder of Offered Securities to exercise or enforce any of its rights under any of the Indentures, the Offered Securities, the Warrant Agreement and the Security Documents in Thailand or (C) by reason of the entry into and/or the performance of this Agreement, the Indentures, the Warrant Agreement or the Offered Securities that the Purchasers, the Trustees or any holder of Offered Securities should be licensed, qualified, authorized or entitled to do business in Thailand;

                        (V) a court of competent jurisdiction in Thailand (a
                  "Thai Court") would recognize the choice of law of the State of New York ("New York Law") as the governing law in respect of essential elements and effects of the Transaction Documents and the Offered Securities to the extent that the application of such laws: (i) are proven to the satisfaction of the courts of Thailand (which satisfaction is within the discretion of the Court of Thailand); and (ii) are not considered contrary to the public order or good morals of the people of Thailand, the scope of which are issues to be interpreted by the Supreme Court of Thailand;

                        (W) a Thai Court would give effect to the appointment by
                  the Company of CT Corporation System of New York as its agent to receive service of process in the United States of America under the Indentures, the Warrant Agreement and this Agreement; however, no statutory law or judicial precedent is directly applicable to the provisions in the Indentures, the Warrant Agreement and this Agreement whereby the Note Issuers submit to the non-exclusive jurisdiction of a New York Court and the validity and binding effect of such submission is therefore uncertain;

                        (X) any judgment obtained against the Company in the
                  courts of New York in respect of any sum payable under the Transaction Documents, the Offered Securities and the Offering Document would not itself be enforceable by the courts of Thailand (whether by suit on the judgment or by registration) but may be admissible as evidence in any new legal proceedings instituted in the courts of Thailand in Thailand against the Company;

                        (Y) the statements under the captions "Risk Factors -
                  Political and Economic Factors", "Risk Factors - Currency Regulation", "Risk Factors - NTS Pledge; Substantial Ownership by Pledgee or Successor", "Risk Factors - No Assurance of Adequate Collateral; Shared Collateral", "Risk Factors Enforcement of the Mortgages", "Risk Factors - Thai Bankruptcy Law", "Risk Factors - Lack of Enforcement of Foreign Judgments", "Business - Environmental Matters", "Business - Contingencies and Legal Proceedings", "Description of Material Agreements", "Description of Notes and Guaranties - Enforceability of Judgments", "Security Arrangements", "Tax Considerations", "Thai Taxation" in the Offering Document, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

                        (Z) all security interests in the Closing Date
                  Collateral, other than those created pursuant to the Security Documents or contemplated pursuant to the Security Sharing Agreement, have been terminated;

                        (AA) the statements contained in the Offering Document
                  under the caption "Thai Taxation," to the extent that they constitute matters of Thai income tax law and legal conclusions with respect thereto, are accurate in all material respects;

                        (BB) any judgment or order given in the courts of
                  Thailand for the enforcement of any of the Transaction Documents, within the discretion of the courts of Thailand, may be expressed either in Baht or in an appropriate foreign currency. Under Section 170 of the Civil and Commercial Code of Thailand, where a money debt is expressed in a foreign currency, payment may be made in Thai currency. In such case, conversion will be based on the current rate of exchange at the place of payment at the time of payment. Such counsel expresses no opinion on any provision concerning currency indemnity contained therein; and

                        (CC) any agreement attempting to impose an obligation on
                  a
                  party to pay for legal fees exceeding the sum that may be awarded by the courts of Thailand is invalid. The courts of Thailand have discretion to award legal fees and court costs in accordance with the rate(s) specified in the Civil Procedure Code of Thailand. The validity of any provision of this Agreement with respect to the Company's obligations to reimburse legal fees in the event of court cases in Thailand is uncertain.

            The opinion of White & Case (Thailand) Limited described in Section 6(b) above shall be rendered to the Purchasers at the request of the Note Issuers and shall so state therein. In giving such opinion with respect to the matters covered by Section 6(b)(iii)(S), counsel for the Note Issuers may state that their opinion and belief are based upon their participation in the preparation of the Offering Document and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

            (c) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Note Issuers to the several Purchasers and the initial resales by the several Purchasers as contemplated hereby and other related matters as NatWest may require, and the Note Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore may rely as to all matters governed by the laws of Thailand upon the opinion of Chandler and Thong-ek.

            (d) The Purchasers shall have received a certificate, dated the Closing Date, of the Managing Director and a principal financial or accounting officer of each of the Note Issuers in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the applicable Note Issuer and the Company in this Agreement are true and correct, (ii) the applicable Note Issuer and the Company have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied hereunder at or prior to the Closing Date, (iii) the execution, delivery and performance of the Indentures, the Security Documents, the Warrant Agreement, this Agreement, the Note Depositary Agreement, the Project Documents and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and the issuance and sale of the Debentures and the Private Shares and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Note Issuers or the Company is a party or by which the Note Issuers or the Company is bound or to which any of the properties of the Note Issuers or the Company is subject, (iv) all shares of capital stock of the Note Issuers are legally owned, directly or indirectly, by the Company free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except for the security interests created by or pursuant to the Security Documents or otherwise contemplated by the Security Documents, (v) there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of the

      Note Issuers or the Company and (vi) there has occurred no development or event involving a prospective material adverse change in the condition (financial or other), business, properties or results of operations of the
      Note Issuers and the Company taken as a whole.

            (e) Concurrently with the issue and sale of the Offered Securities, the Security Documents to be executed and delivered on the Closing Date shall have been duly authorized, executed and delivered by the Note Issuers and the Company (to the extent a party thereto); all steps necessary to perfect the security interests created pursuant to the Security Documents, including the termination of any liens (including any liens held by the Thai Lenders) created over the Closing Date Collateral (other than pursuant to the Security Documents or otherwise contemplated by the Security Documents), shall have been completed; and the Purchasers shall have received conformed counterparts of each such Security Document and all other documents and agreements entered into or received thereunder in connection with each such Security Document and the termination of any such existing liens.

            (f) NSM Cayman and the Company shall have delivered to the Trustees or the Collateral Agent, as applicable, the stock certificates of NSM
      (Del) and of NSM Cayman, respectively, evidencing the Pledged NSM Stock pledged to the Trustees or charged to the Collateral Agent, as they case may be, pursuant to the Security Documents, together with stock powers executed in blank. Each of NSM Cayman and the Company shall have delivered to the Trustees or the Collateral Agent, as the case may be, its irrevocable proxy pursuant to the Security Documents with respect to the Pledged NSM Stock.

            (g) The issue and sale of the Senior Notes and of the Units by the Issuers shall be consummated concurrently in accordance with the terms of this Agreement and shall conform in the judgment of the Purchasers to the descriptions thereof contained in the Offering Document.

            (h) Concurrently with or prior to the issue and sale of the Offered Securities, the Project Documents shall have been duly authorized, executed and delivered by all parties thereto and shall conform in the judgment of counsel to the Purchasers to the descriptions thereof contained in the Offering Document.

            (i) Concurrently with or prior to the issue and sale of the Offered Securities, the CFA Amendment (as defined in the Offering Document) and the Security Sharing Agreement shall have been duly authorized, executed and delivered by the Company's Thai Lenders, and shall conform in the judgment of counsel to the Purchasers to the descriptions thereof contained in the Offering Document.

            (j) Concurrently with or prior to the issue and sale of the Offered Securities, the Working Capital Facility (as defined in the Offering Document) in an aggregate available amount of at least $125 million shall have been duly authorized, executed and delivered by all parties thereto and shall conform in the judgment of counsel to the Purchasers to the description thereof contained in the Offering Document.

            (k) Concurrently with or prior to the issue and sale of the Offered Securities, the Company shall have consummated the issuance and sale of the Debentures and the Private Shares, in each case on terms and conditions reasonably satisfactory to the Purchasers.

            (l) Concurrently with or prior to the issue and sale of the Offered Securities, the shareholders of the Company shall have duly authorized the issuance of the Warrants and the underlying Ordinary Shares.

            (m) The Purchasers shall be reasonably satisfied on the Closing Date with the level of all fees and expenses payable by the Issuers.

            (n) The Purchasers shall have received a letter, dated the date of this Agreement, of KPMG, in agreed form, confirming that they are independent certified public accountants in accordance with the rules established by The Board of Supervision of Auditing Practices, Ministry of Commerce in Thailand ("Rules and Regulations") and stating to the effect that:

                  (i) in their opinion the financial statements examined by them and included in the Offering Document comply as to form in all material respects with generally accepted accounting principles in Thailand and the related published Rules and Regulations;

                  (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of certain officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) at the date of the latest available consolidated
                  balance sheet read by KPMG, or at a subsequent specified date not more than five business days prior to the date of this Agreement, there was any change in the capital stock or paid-in capital, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown on the September 30, 1997, audited consolidated balance sheet included in the Offering Document; or

                        (B) for the period of the closing date of the latest
                  audited consolidated statement of operations included in the Offering Document to the closing date of the latest available unaudited consolidated statement of operations read by KPMG there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in the total or per-share amounts of net loss, except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

                  (iii) they have compared specified Baht amounts (or
            percentages derived from such Baht amounts) and other financial information contained in the Offering Document (in each case to the extent that such Baht amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such Baht amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

            (o) The Issuers shall have received from the Bank of Thailand and other appropriate Thailand authorities such waivers or approvals of currency exchange controls and repatriation of funds restrictions as the Purchasers shall deem necessary to permit the consummation of the transactions contemplated by the Offering Document in the manner described therein, and such waiver or approval shall be in full force and effect.

            (p) Each of the entities described in the Offering Document as making equity investments (whether primary or secondary) in the Company shall have completed such equity investment on or prior to the Closing Date.

      The Issuers will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers request. NatWest may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of the Closing Date or otherwise.

      7. Indemnification and Contribution.

            (a) The Note Issuers and the Company hereby jointly and severally indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Note Issuers nor the Company will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Note Issuers or the Company by any Purchaser through NatWest specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided further, that with respect to any such untrue statement or omission made in the preliminary offering circular, the indemnity agreement contained in this Section 7 shall not inure to the benefit of any such Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned if both (A) a copy of the Offering Document was not sent or given to such person at or prior to the written confirmation of the sale of such Offered Securities to such person, and (B) the untrue statement or omission in the preliminary offering circular was corrected in the Offering Document unless, in either case, such failure to deliver the Offering Document was a result of noncompliance by any of the Issuers with Section 5(b).

            (b) Each of the Purchasers hereby severally and not jointly indemnifies and holds harmless the Note Issuers and the Company against any losses, claims, damages or liabilities to which the Note Issuers or the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Note Issuers or the Company by such Purchaser through NatWest specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Note Issuers or the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each
      Purchaser: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchasers, the legend concerning over-allotments and stabilizing on the first paragraph of page ii and, under the caption "Plan of Distribution", (i) the second and third sentence of the second paragraph thereunder, (ii) the fourth paragraph thereunder and (iii) the fourth sentence of the ninth paragraph thereunder; it being expressly agreed and acknowledged by the Note Issuers and the Company that the Purchasers have not provided, and shall bear no responsibility or liability under this paragraph (b) or otherwise for, the information contained under the caption "Certain Financial Projection Information" in the Offering Document.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
      (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Note Issuers or the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or
      (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Note Issuers or the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Note Issuers or the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Note Issuers bear to the total discounts and commissions received by the Purchasers from the Note Issuers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Note Issuers, the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection
      (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

            (e) The obligations of the Note Issuers and the Company under this Section shall be in addition to any liability which the Note Issuers and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Note Issuers and the Company within the meaning of the Securities Act or the Exchange Act.

      8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the total principal amount of the Senior Notes, or the total number of Units, that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the aggregate principal amount of the Senior Notes, or 10% of the aggregate number of Units, NatWest may make arrangements satisfactory to the Note Issuers for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the total principal amount of the Senior Notes, or the total number of Units, with respect to which such default or defaults occur exceeds 10% of the aggregate principal amount of the Senior Notes, or 10% of the aggregate number of Units, and arrangements satisfactory to NatWest and the Note Issuers for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Note Issuers or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the
Note Issuers, the Company or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Note Issuers, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuers shall remain responsible for the expenses to be paid or reimbursed by any of them pursuant to Section 5 and the respective obligations of the Note Issuers, the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (c) of Section 6, the Note Issuers or the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

      10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Gleacher NatWest Inc., 660 Madison Avenue, New York, NY 10021,
Attention: Mr. David Wheeler, or,
if sent to the Note Issuers or the Company, will be mailed, delivered or telegraphed and confirmed to any of them at Chonburi Industrial Estate (Bowin), 358 M006, Highway 331, Sriarcha, Chonburi 20230 Thailand, Attention: Mr. John W. Schultes; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

      11. Successors. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Note Issuers or the Company as if such holders were parties thereto.

      12. Representation of Purchasers. NatWest will act for the several Purchasers in connection with this offering and any action taken by NatWest will be binding upon all the Purchasers.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

      15. Submission to Jurisdiction. The Issuers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuers irrevocably appoint CT Corporation System of New York, as their authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Note Issuers or the Company, as the case may be, by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Note Issuers or the Company, as the case may be, in any such suit or proceeding. The Issuers further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 10 years from the date of this Agreement.

      16. Judgment Currency. The obligation of the Issuers in respect of any sum due to any Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Purchaser hereunder, the Issuers agree, as a separate obligation and notwithstanding any such judgment, to indemnify, jointly and severally, such Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to such Purchaser hereunder, such Purchaser agrees to pay to the Note Issuers or the Company, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Purchaser hereunder.

      If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Note Issuers, the Company and the several Purchasers in accordance with its terms.

                                    Very truly yours,

                                    NSM STEEL (DELAWARE) INC.


                                    By:  /s/ Sawasdi Horrungruang
                                       --------------------------
                                     Title:  Chairman

                                    NSM STEEL COMPANY, LTD.


                                    By:  /s/ Sawasdi Horrungruang
                                       --------------------------
                                     Title:  Chairman

                                    NAKORNTHAI STRIP MILL PUBLIC
                                    COMPANY LIMITED


                                    By:  /s/ Sawasdi Horrungruang
                                       --------------------------
                                     Title:  Chairman

The foregoing Purchase Agreement
    is hereby confirmed and accepted
    as of the date first above written

NATWEST CAPITAL MARKETS LIMITED
MCDONALD & COMPANY SECURITIES, INC.
PAINEWEBBER INCORPORATED
ECT SECURITIES CORP.

 by NATWEST CAPITAL MARKETS LIMITED

By: /s/ A.R. Irby
    ------------------
  Title: Director

                                   SCHEDULE A

                                         Principal Amount of      Number
Purchasers                                  Senior Notes         of Units
----------                               -------------------     --------

NatWest Capital Markets Limited......       $186,750,000         152,625

McDonald & Company Securities, Inc...         22,410,000          18,315

PaineWebber Incorporated............          24,900,000          20,350

ECT Securities Corp..................         14,940,000          12,210
                                            ------------         -------
                        Total........       $249,000,000         203,500
                                            ============         =======